UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 3, 2009

NORDIC TURBINES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-141641	98-0536305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1694 Falmount Road, Suite 147 Centerville, Massachusetts	02632-2933
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 362-4420

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

a) On July 31, 2009, Nordic Turbines, Inc. (the “Company”) entered into an amended and restated financing agreement (the “Agreement”) with Luckcharm Holding Limited, a Hong Kong company (“Luckcharm”), Wuhan Guoce Nordic New Energy Co. Ltd., a People’s Republic of China company (“GC Nordic”), NewMargin Growth Fund L.P. (“NewMargin”), Ceyuan Ventures II, L.P. (“CV”), and Ceyuan Ventres Advisors Fund II, LLC (CV Advisors”), whereby the Company agreed to lend Luckcharm (i) USD $2,500,000 before July 24, 2009 and (ii) USD $7,500,000 before July 31, 2009.  In order to guarantee the Company’s lending obligations under the Agreement, NewMargin agreed to lend USD $5,000,000 to the Company and CV and CV Advisors each agreed to lend a total of USD $5,000,000 to the Company prior to the dates indicated above.  Upon the consummation of the Merger (as defined below), the  USD $10,000,000 aggregate loan amount made to the Company by each of NewMargin, CV and CV Advisors will be converted into shares of the Company’s common stock at a conversion price equal to $0.80 per share.  If the Merger fails to be consummated, the loans will convert into a 29.87% equity interest in GC Nordic.  The Agreement amends and restates in its entirety the financing agreement entered into on July 20, 2009 among Luckcharm, GC Nordic, the Company and NewMargin.

b) On July 31, 2009, the Company, Luckcharm, GC Nordic, NewMargin, CV and CV Advisors entered into an amended and restated Binding Letter of Intent (the “LOI”).  Pursuant to the LOI, (i) the Company, Luckcharm and GC Nordic agree to enter into a definitive agreement by August 30, 2009 whereby the Company, or a wholly-owned subsidiary of the Company, will acquire all of the issued and outstanding shares of Luckcharm in exchange for Luckcharm acquiring fifty four percent (54%) of the Company’s issued and outstanding common stock (the “Merger”); (ii) upon consummation of the Merger, the Company shall directly or indirectly own all of the outstanding capital stock of GC Nordic; (iii) the closing date for the Merger shall be thirty days from the date GC Nordic completes an audit of its financial statements as required under U.S. securities laws; and (iv) the obligation of GC Nordic to consummate the Merger is conditioned upon an additional financing of at least USD $10,000,000 in the merged entity at closing.

The LOI further provides that the definitive agreement would contain customary representations and warranties, covenants and a number of conditions to closing. The LOI amends and restates in its entirety the binding letter of intent entered into on July 24, 2009 among Luckcharm, GC Nordic, the Company and NewMargin.

The foregoing description of the LOI is a summary and does not purport to be complete and is qualified in its entirety by the full text of the LOI, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

c) As previously disclosed, on July 22, 2009, the Company executed a convertible promissory note (the “Note”) in the amount of USD $2,500,000 in favor of NewMargin pursuant to the original financing agreement dated July 20, 2009.  Pursuant to the Agreement (as described above), the Company entered into an amended and restated convertible promissory note amending the Note by decreasing the conversion price from $0.90 to $0.80.

d) On July 31, 2009, in furtherance of the Agreement, the Company executed convertible promissory notes (the “Notes”) in the aggregate amount of USD $7,500,000.  The Notes earn simple interest at an annual percentage rate equal to 6% or the lowest rate permissible by law.  Upon consummation of the Merger, the principal and interest due under the Notes will automatically convert into shares of common stock of the Company at a conversion price per share equal to $0.80.  In the event the Merger is not consummated within 180 days from the date of the Notes, the Notes shall be converted in accordance with the Agreement and the debt underlying the Notes shall be forgiven and cancelled.

e) On July 31, 2009, Luckcharm entered into a promissory note in favor of the Company in the principal amount of USD $10,000,000 in connection with the Company’s loan made to Luckcharm as described above.  Under the terms of the promissory note, the Company shall forgive the debt and cancel the promissory note so long as (i) the Merger is completed pursuant to its terms or (ii) if the Merger is not completed pursuant to its terms, the debt is converted pursuant to the Agreement.  If the Merger is not completed and the debt is not converted pursuant to the Agreement, the debt shall be due and payable within 180 days from the date of the promissory note.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in sections C and D in Item 1.01 of this Current Report is incorporated by reference in this Section 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description

10.1	Binding Letter of Intent dated July 31, 2009.

10.2	Amended and Restated Convertible Promissory Note in favor of New Margin Growth Fund L.P. dated July 31, 2009.

10.3	Convertible Promissory Note in favor of New Margin Growth Fund L.P. dated July 31, 2009.

10.4	Convertible Promissory Note in favor of Ceyuan Ventures II, L.P. dated July 31, 2009.

10.5	Convertible Promissory Note in favor of Ceyuan Ventres Advisors Fund II, LLC dated July 31, 2009.

10.6	Promissory Note in favor of Nordic Turbines, Inc. by Luckcharm Holding Limited dated July 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDIC TURBINES, INC.

Date: August 3, 2009	By:	/s/ Marcus Laun
Marcus Laun
Director